Exhibit 99.2

FOR IMMEDIATE RELEASE

RENTECH FILES VOLUNTARY PETITION FOR RELIEF UNDER CHAPTER 11

WASHINGTON, DC (December 19, 2017) –Rentech, Inc. (OTCQB: RTKH) (the “Company”), an owner and operator of wood fibre processing and wood pellet production businesses, announced today that it and its subsidiary, Rentech WP U.S. Inc. have filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The purpose of the bankruptcy filing is to seek to sell the assets of the Company’s Fulghum Fibres and New England Wood Pellet subsidiaries and facilitate an orderly wind-down of Rentech Inc.

Fulghum Fibres U.S. and New England Wood Pellet

On December 15, 2017, the subsidiaries of the Company conducting its Fulghum Fibres business in the U.S., which have not filed for bankruptcy protection, entered into an Asset Purchase Agreement with an affiliate of Scott Davis Chip Company, Inc. for the sale of substantially all of the assets of that business. The closing of this transaction is subject to specified closing conditions, including the approval of the Bankruptcy Court.

On December 18, 2017, the subsidiaries of the Company conducting its New England Wood Pellet business, which have not filed for bankruptcy protection, entered into an Asset Purchase Agreement with Lignetics of New England, Inc., a subsidiary of Lignetics, Inc., for the sale of substantially all of the assets of that business. The closing of this transaction is also subject to specified closing conditions, including the approval of the Bankruptcy Court.

The filing of the voluntary petition for relief under Chapter 11 by Rentech, Inc. and Rentech WP U.S. Inc. is not expected to impact the ordinary course operations of the Fulghum Fibres or New England Wood Pellet businesses.

Canadian Operations

On December 15, 2017, the subsidiary of the Company that owns the Atikokan Facility entered into an Asset Purchase Agreement with 2607043 Ontario Inc., an affiliate of True North Timber, a forest resources company, for the going-concern purchase of substantially all of the assets of the Atikokan operations.

The Wawa Facility located in Wawa, Ontario remains idle. The corporate owner of the Wawa Facility, RTK WP Canada, ULC, has applied to the Ontario Superior Court of Justice for the appointment of a receiver and manager, to facilitate the sale or liquidation of the Wawa

Facility. The appointment of a receiver and manager to sell or liquidate the Wawa Facility is not expected to impact the ordinary course operations of the Atikokan Facility.

Current Secured Debt Position; Additional Information

As of November 30, 2017 on a consolidated basis, the Company has approximately $65.3 million of secured debt. Based on the sales prices currently anticipated for the Fulghum Fibres U.S. and New England Wood Pellet businesses and the Atikokan Facility, it is not presently expected that any proceeds from these transactions will be available for distribution to stockholders of the Company.

Further information regarding the Fulghum U.S., New England Wood Pellet and Atikokan transactions and related matters will be available in a Form 8-K filed with the Securities and Exchange Commission.

About Rentech, Inc.

Rentech, Inc. (OTCQB: RTKH) owns and operates wood fibre processing and wood pellet production businesses. Rentech offers a full range of integrated wood fibre services for commercial and industrial customers around the world, including wood chipping services, operations, marketing, trading and vessel loading, through its subsidiary, Fulghum Fibres. Rentech’s New England Wood Pellet subsidiary is a leading producer of bagged wood pellets for the U.S. heating market. Rentech’s industrial wood pellet facilities are designed to produce wood pellets used as fuel for power generation.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including the Company’s expectations regarding its restructuring process and the operation of its business during such process. These statements are based on assumptions and information available to the Company at the time of this press release and are not guarantees of future results. Forward-looking statements involve risks and uncertainty, including, but not limited to, the risk that the Company’s restructuring may not be consummated in a manner beneficial to the Company and its operations; risks and uncertainties associated with the length of time the Company will operate as a debtor-in-possession, which is not yet known; risks associated with the bankruptcy process and third party motions in the Chapter 11 proceedings, which may hinder or delay the Company’s ability to consummate its restructuring; the risk that the receivership proceeding regarding the Wawa Facility may not be consummated in a manner beneficial to the Company and its operations; risks and uncertainties associated with the receivership process; the ability of the Company to complete the sales of its Fulghum Fibres and New England Wood Pellet businesses and the sale of its Atikokan Facility; the impact of the Chapter 11 proceedings of the Company on the continuing operations of the Fulghum Fibres and New England Wood Pellet businesses and the Atikokan Facility; the ability of the receiver or manager to be able to sell or liquidate the Wawa Facility; the impact of the receiver or manager on the operation of the Atikokan Facility; the ability of the Company to obtain and maintain normal terms with customers, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations during Chapter 11 proceedings; the Company’s financial performance and results; availability of sufficient cash flow to operate the Company during the Chapter 11 proceedings; and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.